EXHIBIT 99.1
News Release

205 Crosspoint Parkway
Buffalo, NY 14068
Immediate Release
Columbus McKinnon Reports Record Gross Margins for
Fourth Quarter and Fiscal Year 2018
BUFFALO, NY, May 30, 2018 - Columbus McKinnon Corporation (NASDAQ: CMCO), a leading designer, manufacturer and marketer of motion control products, technologies and services for material handling, today announced financial results for its fiscal year 2018 fourth quarter and full year, which ended March 31, 2018. Fiscal year 2018 fourth quarter and full year results include the January 31, 2017 acquisition of STAHL CraneSystems (“STAHL”).
Fourth Quarter and Fiscal Year Highlights (compared with prior-year period)

•	Sales for the quarter grew 16.6% to $214.1 million; organic sales increased 4.2%

•	Achieved record gross margin of 34.8% in the quarter

•	Fiscal year organic sales grew 6.8% with record gross margin of 33.9%

•	Backlog expanded to $177.4 million and was up 16% over backlog at December 31, 2017

•	Strong cash from operations of $69.7 million in fiscal year

•	Increasing STAHL synergies by $4 million to $15 million

•	Paid down $60.1 million of debt in fiscal 2018, net leverage of 2.6x, ahead of target
“We believe our strong financial results validate the effectiveness of our strategic plan, Blueprint 2021, to improve the earnings power of the Company as well as the execution driven focus provided by our operating system, E-PAS™ (Earnings Power Acceleration System). We had strong sales for the quarter and the year while achieving record gross margins for both periods,” commented Mark Morelli, President and CEO of Columbus McKinnon.
“Our focus in fiscal 2019 will be on Phase II of our strategic plan which will simplify the business, improve productivity, ramp our growth engine and further transform our culture. We expect this to translate into expanding operating margins as well as continuing to deliver exceptionally strong cash generation. We have a solid balance sheet and are creating significant financial flexibility for our future growth initiatives.”

Columbus McKinnon Reports Record Gross Margins for Fourth Quarter and Fiscal Year 2018

May 30, 2018

Fourth Quarter Fiscal 2018 Sales

($ in millions)	Q4 FY 18	Q4 FY 17	Change	% Change
Net sales	$214.1	$183.7	$30.5	16.6%

U.S. sales	$111.8	$104.2	$7.6	7.3%
% of total	52%	57%
Non-U.S. sales	$102.3	$79.5	$22.8	28.7%
% of total	48%	43%
STAHL's January 2018 U.S. and non-U.S. sales were $1.4 million and $12.2 million, respectively. Volume drove growth in the U.S., EMEA region and Canada. Excluding the effect of foreign currency translation (“FX”) and the one month of STAHL, non-U.S. sales were up 2.0%.
Fourth Quarter Fiscal 2018 Operating Results

($ in millions)	Q4 FY 18	Q4 FY 17	Change	% Change
Gross profit	$74.6	$50.3	$24.3	48.2%
Gross margin	34.8%	27.4%	740 bps
Income (loss) from operations	$16.3	$(3.2)	$19.5	NM
Operating margin	7.6%	(1.7)%	930 bps
Net income (loss)	$8.5	$(4.7)	$13.2	NM
Diluted EPS	$0.36	$(0.22)	$0.58	NM
Adjusted EBITDA *	$29.9	$24.4	$5.5	22.4%
Adjusted EBITDA margin	13.9%	13.3%	60 bps
*A non-GAAP measure, Adjusted EBITDA is defined as adjusted operating income plus depreciation and amortization. Please see the attached tables for a reconciliation of adjusted EBITDA to GAAP net income.
Adjusted gross profit was $74.0 million, or 34.6% of sales. Adjustments included removing the $0.6 million benefit associated with insurance settlements. For more information on changes in gross profit, please see the attached tables.
Adjusted income from operations was $20.6 million, which was up $3.7 million from the prior year. Adjustments include $3.9 million in STAHL integration costs, $0.4 million in legal costs related to litigation against previous insurance carriers, and debt repricing fees of $0.6 million, partially offset by cash received from a partial insurance settlement of $0.6 million. Please see the attached tables for a reconciliation of GAAP income from operations to adjusted income from operations.
The effective tax rate for the quarter and full year were 23.5% and 55.6%, respectively.
Net income for the fourth quarter and full year were $8.5 million and $22.1 million, respectively. On an adjusted basis, net income for the fourth quarter and full year were $12.0 million and $46.8 million, which excludes STAHL integration costs, costs for a legal action against prior product liability insurance carriers, debt repricing fees, Magnetek litigation, and an insurance settlement received and includes a normalized tax rate. Please see the attached tables for a reconciliation of GAAP net income and earnings per share to adjusted net income and earnings per share.

Columbus McKinnon Reports Record Gross Margins for Fourth Quarter and Fiscal Year 2018

May 30, 2018

Generating Cash and Reducing Debt
Cash generated from operating activities in the fourth quarter was $18.4 million. Working capital as a percentage of sales was down to 17.9% compared with 18.6% as of March 31, 2017. Capital expenditures for the fiscal year ended March 31, 2018 were $14.5 million. Please see the attached additional data table for further details.
Total debt was $363.3 million at March 31, 2018 compared with $421.3 million at March 31, 2017. Net debt to net total capitalization at March 31, 2018 was 42.4%, compared with 50.2% at March 31, 2017.
Fiscal Year 2019 Outlook
Backlog grew 16% to $177.4 million as of March 31, 2018 compared with $152.3 million at December 31, 2017 and was up 15% over backlog of $154.5 million at the end of fiscal 2017. Given the level of backlog and current market conditions, the Company expects revenue to grow 7% to 9% including the benefit of FX in the first quarter of fiscal 2019. Research, selling and general and administrative (RSG&A) expenses are expected to be approximately $48 million in the first quarter, excluding integration and realignment costs, with an additional $2 million in annualized RSG&A savings to be realized in the remainder of the year. U.S. GAAP pension accounting changes effective in fiscal 2019 will result in approximately $2 million of annual pension income being reported in other income and expense which will negatively impact income from operations on a comparative basis.
Mr. Morelli concluded, “The strong results for fiscal 2018 represent our team’s capability and the relevance of our Blueprint 2021 strategy. We executed well as our performance culture is taking hold. Our global leadership team and associates are pulling together to achieve our goals and I thank them for their efforts. As we further advance Phase II of our strategy supported by markets favorable for growth, I expect that we will build on our positive momentum. With the strength that we see in our markets, we anticipate solid performance in fiscal 2019 and earnings expansion that outpaces organic revenue growth.”
Teleconference/webcast
Columbus McKinnon will host a conference call and live webcast today at 10:00 AM Eastern Time, at which management will review the Company’s financial results and strategy. The review will be accompanied by a slide presentation, which will be available on Columbus McKinnon’s website at www.cmworks.com/investors. A question and answer session will follow the formal discussion.
The conference call can be accessed by dialing 201-493-6780 and asking for the “Columbus McKinnon conference call.”  The webcast can be monitored at www.cmworks.com/investors.  An audio recording will be available from 1:00 PM Eastern Time on the day of the call through Wednesday, June 6, 2018 by dialing 412-317-6671 and entering the passcode 13678787.  Alternatively, an archived webcast of the call can be found on the Company’s website.  In addition, a transcript of the call will be posted to the website once available.
About Columbus McKinnon
Columbus McKinnon is a leading worldwide designer, manufacturer and marketer of motion control products, technologies, systems and services that efficiently and ergonomically move, lift, position and secure materials. Key products include hoists, cranes, actuators, rigging tools, light rail work stations and digital power and motion control systems. The Company is focused on commercial and industrial applications that require the safety and quality provided by its superior design and engineering know-how. Comprehensive information on Columbus McKinnon is available at http://www.cmworks.com.

Columbus McKinnon Reports Record Gross Margins for Fourth Quarter and Fiscal Year 2018

May 30, 2018

Safe Harbor Statement
This news release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements concerning future revenue and earnings, involve known and unknown risks, uncertainties and other factors that could cause the actual results of the Company to differ materially from the results expressed or implied by such statements, including general economic and business conditions, conditions affecting the industries served by the Company and its subsidiaries, conditions affecting the Company's customers and suppliers, competitor responses to the Company's products and services, the overall market acceptance of such products and services, the effect of operating leverage, the pace of bookings relative to shipments, the ability to expand into new markets and geographic regions, the success in acquiring new business, the speed at which shipments improve, the effectiveness of new products and other factors disclosed in the Company's periodic reports filed with the Securities and Exchange Commission. The Company assumes no obligation to update the forward-looking information contained in this release.

Contacts:

Gregory P. Rustowicz	Investor Relations:
Vice President - Finance and Chief Financial Officer	Deborah K. Pawlowski
Columbus McKinnon Corporation	Kei Advisors LLC
716-689-5442	716-843-3908
greg.rustowicz@cmworks.com	dpawlowski@keiadvisors.com

Financial tables follow.

Columbus McKinnon Reports Record Gross Margins for Fourth Quarter and Fiscal Year 2018

May 30, 2018

COLUMBUS McKINNON CORPORATION
Condensed Consolidated Income Statements - UNAUDITED
(In thousands, except per share and percentage data)

	Three Months Ended
	March 31, 2018	March 31, 2017	Change
Net sales	$214,140	$183,688	16.6%
Cost of products sold	139,538	133,353	4.6%
Gross profit	74,602	50,335	48.2%
Gross profit margin	34.8%	27.4%
Selling expenses	27,647	21,485	28.7%
% of net sales	12.9%	11.7%
General and administrative expenses	22,947	25,108	(8.6)%
% of net sales	10.7%	13.7%
Research and development expenses	3,679	2,956	24.5%
% of net sales	1.7%	1.6%
Impairment of intangible asset	—	1,125	(100.0)%
Amortization of intangibles	4,005	2,825	41.8%
Income (loss) from operations	16,324	(3,164)	NM
Operating margin	7.6%	(1.7)%
Interest and debt expense	4,661	3,568	30.6%
Cost of debt refinancing	—	1,303	(100.0)%
Investment (income) loss, net	4	(96)	NM
Foreign currency exchange loss (gain)	834	342	143.9%
Other (income) expense, net	(239)	145	NM
Income before income tax expense (benefit)	11,064	(8,426)	NM
Income tax expense (benefit)	2,598	(3,688)	NM
Net income (loss)	$8,466	$(4,738)	NM

Average basic shares outstanding	23,031	21,809	5.6%
Basic income (loss) per share	$0.37	$(0.22)	NM

Average diluted shares outstanding	23,628	21,809	8.3%
Diluted income (loss) per share	$0.36	$(0.22)	NM

Dividends declared per common share	$0.09	$0.08

Columbus McKinnon Reports Record Gross Margins for Fourth Quarter and Fiscal Year 2018

May 30, 2018

COLUMBUS McKINNON CORPORATION
Condensed Consolidated Income Statements - UNAUDITED
(In thousands, except per share and percentage data)

	Year Ended
	March 31, 2018	March 31, 2017	Change
Net sales	$839,419	$637,123	31.8%
Cost of products sold	554,845	444,191	24.9%
Gross profit	284,574	192,932	47.5%
Gross profit margin	33.9%	30.3%
Selling expenses	101,956	77,319	31.9%
% of net sales	12.1%	12.1%
General and administrative expenses	83,350	69,928	19.2%
% of net sales	9.9%	11.0%
Research and development expenses	13,617	10,482	29.9%
% of net sales	1.6%	1.6%
Impairment of intangible asset	—	1,125	(100.0)%
Amortization of intangibles	15,552	8,105	91.9%
Income from operations	70,099	25,973	169.9%
Operating margin	8.4%	4.1%
Interest and debt expense	19,733	10,966	79.9%
Cost of debt refinancing	—	1,303	(100.0)%
Investment (income) loss, net	(157)	(462)	(66.0)%
Foreign currency exchange loss (gain)	1,539	1,232	24.9%
Other (income) expense, net	(701)	(93)	653.8%
Income before income tax expense	49,685	13,027	281.4%
Income tax expense	27,620	4,043	583.2%
Net income	$22,065	$8,984	145.6%

Average basic shares outstanding	22,841	20,591	10.9%
Basic income per share	$0.97	$0.44	120.5%

Average diluted shares outstanding	23,335	20,888	11.7%
Diluted income per share	$0.95	$0.43	120.9%

Dividends declared per common share	$0.17	$0.16

Columbus McKinnon Reports Record Gross Margins for Fourth Quarter and Fiscal Year 2018

May 30, 2018

COLUMBUS McKINNON CORPORATION
Condensed Consolidated Balance Sheets
(In thousands)

	March 31, 2018	March 31, 2017
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$63,021	$77,591
Trade accounts receivable	127,806	111,569
Inventories	152,886	130,643
Prepaid expenses and other	16,582	21,147
Total current assets	360,295	340,950

Property, plant, and equipment, net	113,079	113,028
Goodwill	347,434	319,299
Other intangibles, net	263,764	256,183
Marketable securities	7,673	7,686
Deferred taxes on income	32,442	61,857
Other assets	17,759	14,840
Total assets	$1,142,446	$1,113,843

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Trade accounts payable	$46,970	$40,994
Accrued liabilities	99,963	97,397
Current portion of long-term debt	60,064	52,568
Total current liabilities	206,997	190,959

Senior debt, less current portion	33	41
Term loan and revolving credit facility	303,221	368,710
Other non-current liabilities	223,966	212,783
Total liabilities	734,217	772,493

Shareholders’ equity:
Common stock	230	226
Additional paid-in capital	269,360	258,853
Retained earnings	197,897	179,735
Accumulated other comprehensive loss	(59,258)	(97,464)
Total shareholders’ equity	408,229	341,350
Total liabilities and shareholders’ equity	$1,142,446	$1,113,843

Columbus McKinnon Reports Record Gross Margins for Fourth Quarter and Fiscal Year 2018

May 30, 2018

COLUMBUS McKINNON CORPORATION
Condensed Consolidated Statements of Cash Flows - UNAUDITED
(In thousands)

	Year Ended
	March 31, 2018	March 31, 2017
Operating activities:
Net income	$22,065	$8,984
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	36,136	25,162
Deferred income taxes and related valuation allowance	19,968	489
Loss on sale of real estate, investments, and other	47	14
Cost of debt repricing/refinancing	619	1,303
Stock based compensation	5,586	5,914
Amortization of deferred financing costs and discount on debt	2,681	1,015
Net loss on foreign exchange option	—	1,590
Purchase accounting adjustment related to working capital amortization	—	8,852
Impairment of intangible asset	—	1,125
Changes in operating assets and liabilities, net of effects of business acquisitions:
Trade accounts receivable	(9,308)	(785)
Inventories	(12,249)	8,173
Prepaid expenses and other	1,727	6,121
Other assets	3,338	(3,044)
Trade accounts payable	3,833	1,002
Accrued liabilities	11,918	(2,380)
Non-current liabilities	(16,700)	(3,085)
Net cash provided by operating activities	69,661	60,450

Investing activities:
Proceeds from sales of marketable securities	653	12,336
Purchases of marketable securities	(327)	(1,571)
Capital expenditures	(14,515)	(14,368)
Purchase of business, net of cash acquired	—	(218,846)
Net loss on foreign exchange option	—	(1,590)
Net payment to former STAHL owner	(14,750)	—
Cash paid for equity investment	(3,359)	—
Net cash provided by (used for) investing activities	(32,298)	(224,039)

Financing activities:
Proceeds from the issuance of common stock	6,332	50,439
Net borrowings (repayments) under lines of credit	—	(155,000)
Repayment of debt	(60,144)	(125,730)
Proceeds from issuance of long-term debt	—	445,000
Fees related to debt repricing/refinancing and equity offerings	(619)	(19,409)
Restricted cash related to purchase of business	—	(588)
Payment of dividends	(3,658)	(3,326)
Other	(1,413)	(1,265)
Net cash provided by (used for) financing activities	(59,502)	190,121

Effect of exchange rate changes on cash	7,569	(544)

Net change in cash and cash equivalents	(14,570)	25,988
Cash and cash equivalents at beginning of year	77,591	51,603
Cash and cash equivalents at end of period	$63,021	$77,591

Columbus McKinnon Reports Record Gross Margins for Fourth Quarter and Fiscal Year 2018

May 30, 2018

COLUMBUS McKINNON CORPORATION
Q4 FY 2018 Sales Bridge

	Fourth Quarter		Fiscal Year
($ in millions)	$ Change	% Change	$ Change	% Change
Fiscal 2017 Sales	$183.7		$637.1
STAHL acquisition	13.6	7.4%	144.7	22.7%
Volume	7.0	3.8%	41.0	6.5%
Pricing	0.7	0.4%	2.5	0.4%
Foreign currency translation	9.1	5.0%	14.1	2.2%
Total change	$30.4	16.6%	$202.3	31.8%
Fiscal 2018 Sales	$214.1		$839.4

COLUMBUS McKINNON CORPORATION
Q4 FY 2018 Gross Profit Bridge

($ in millions)	Fourth Quarter	Fiscal Year
Fiscal 2017 Gross Profit	$50.3	$192.9
STAHL acquisition	5.6	53.8
Sales volume and mix	2.7	13.1
Prior year inventory step-up expense	8.9	8.9
Productivity, net of other cost changes	3.2	4.8
Foreign currency translation	3.2	4.6
Product liability	(0.1)	3.0
Insurance settlement	0.6	2.4
Pricing, net of material cost inflation	0.2	1.4
STAHL integration costs	—	(0.3)
Total change	$24.3	$91.7
Fiscal 2018 Gross Profit	$74.6	$284.6

Columbus McKinnon Reports Record Gross Margins for Fourth Quarter and Fiscal Year 2018

May 30, 2018

COLUMBUS McKINNON CORPORATION
Additional Data - UNAUDITED

	March 31, 2018		December 31, 2017		March 31, 2017
($ in millions)
Backlog	$177.4		$152.3		$154.5
Long-term backlog (expected to ship beyond 3 months)	$59.5		$50.9		$53.5
Long-term backlog as % of total backlog	33.5%		33.4%		34.6%

Trade accounts receivable (2)
Days sales outstanding	54.3	days	53.8	days	46.2	days

Inventory turns per year (2)
(based on cost of products sold)	3.7	turns	3.9	turns	4.1	turns
Days' inventory (2)	100.0	days	93.6	days	89.0	days

Trade accounts payable
Days payables outstanding (2)	30.6	days	28.0	days	28.3	days

Working capital as a % of sales (1) (2)	17.9%		17.4%		18.6%

Debt to total capitalization percentage	47.1%		49.6%		55.2%

Debt, net of cash, to net total capitalization	42.4%		44.9%		50.2%
(1) December 31, 2017 and March 31, 2017 figures exclude the impact of the acquisition of STAHL.
(2) March 31, 2017 figures exclude the impact of the acquisition of STAHL.

U.S. Shipping Days by Quarter
	Q1	Q2	Q3	Q4	Total
FY 19	64	63	60	63	250

FY 18	63	62	60	63	248

FY 17	64	63	60	64	251

Columbus McKinnon Reports Record Gross Margins for Fourth Quarter and Fiscal Year 2018

May 30, 2018

COLUMBUS McKINNON CORPORATION
Reconciliation of GAAP Gross Profit to Non-GAAP Adjusted Gross Profit and Margin
($ in thousands)

	Three Months Ended March 31,		Year Ended March 31,
	2018	2017	2018	2017
Gross profit	$74,602	$50,335	$284,574	$192,932
Add back (deduct):
Acquisition inventory step-up expense		8,852		8,852
Insurance settlement	(621)	—	(2,362)	—
STAHL integration costs	36	—	307	—
Non-GAAP adjusted gross profit	$74,017	$59,187	$282,519	$201,784

Sales	$214,140	$183,688	$839,419	$637,123
Adjusted gross margin	34.6%	32.2%	33.7%	31.7%
Adjusted gross profit is defined as gross profit as reported, adjusted for certain items. Adjusted gross profit is not a measure determined in accordance with generally accepted accounting principles in the United States, commonly known as GAAP and may not be comparable with the measure as used by other companies. Nevertheless, Columbus McKinnon believes that providing non-GAAP information such as adjusted gross profit is important for investors and other readers of the Company’s financial statements, and assists in understanding the comparison of the current quarter’s gross profit to the historical period’s gross profit, as well as facilitates a more meaningful comparison of the Company’s net income and diluted EPS to that of other companies.

Columbus McKinnon Reports Record Gross Margins for Fourth Quarter and Fiscal Year 2018

May 30, 2018

COLUMBUS McKINNON CORPORATION
Reconciliation of GAAP Income from Operations to
Non-GAAP Adjusted Income from Operations and Adjusted Operating Margin
($ in thousands, except per share data)

	Three Months Ended March 31,		Year Ended March 31,
	2018	2017	2018	2017
Income (loss) from operations	$16,324	$(3,164)	$70,099	$25,973
Add back (deduct):
Acquisition deal, integration, and severance costs	3,917	5,675	8,763	8,815
Insurance recovery legal costs	356	1,359	2,948	1,359
Debt repricing fees	619	—	619	—
Magnetek litigation	—	—	400	—
Insurance settlement	(621)	—	(2,362)	—
Acquisition inventory step-up expense	—	8,852	—	8,852
CEO retirement pay and search costs	—	3,085	—	3,085
Impairment of intangible asset	—	1,125	—	1,125
Canadian pension lump sum settlements	—	—	—	247
Non-GAAP adjusted income from operations	$20,595	$16,932	$80,467	$49,456

Sales	$214,140	$183,688	$839,419	$637,123
Adjusted operating margin	9.6%	9.2%	9.6%	7.8%
Adjusted income from operations is defined as income from operations as reported, adjusted for certain items and to apply a normalized tax rate. Adjusted income from operations is not a measure determined in accordance with generally accepted accounting principles in the United States, commonly known as GAAP and may not be comparable with the measures as used by other companies. Nevertheless, Columbus McKinnon believes that providing non-GAAP information, such as adjusted income from operations, is important for investors and other readers of the Company’s financial statements and assists in understanding the comparison of the current quarter’s and current year's income from operations to the historical periods' income from operations, as well as facilitates a more meaningful comparison of the Company’s net income and diluted EPS to that of other companies.

Columbus McKinnon Reports Record Gross Margins for Fourth Quarter and Fiscal Year 2018

May 30, 2018

COLUMBUS McKINNON CORPORATION
Reconciliation of GAAP Net Income and Diluted Earnings per Share to
Non-GAAP Adjusted Net Income and Diluted Earnings per Share
($ in thousands, except per share data)

	Three Months Ended March 31,		Year Ended March 31,
	2018	2017	2018	2017
Net income (loss)	$8,466	$(4,738)	$22,065	$8,984
Add back (deduct):
Acquisition deal, integration, and severance costs	3,917	5,675	8,763	8,815
Insurance recovery legal costs	356	1,359	2,948	1,359
Debt repricing fees	619	—	619	—
Magnetek litigation	—	—	400	—
Insurance settlement	(621)	—	(2,362)	—
Acquisition inventory step-up expense	—	8,852	—	8,852
CEO retirement pay and search costs	—	3,085	—	3,085
Impairment of intangible asset	—	1,125	—	1,125
Canadian pension lump sum settlements	—	—	—	247
(Gain) loss on foreign exchange option for acquisition	—	(236)	—	1,590
Loss on extinguishment of debt	—	1,303	—	1,303
Normalize tax rate to 22% (1)	(776)	(6,490)	14,408	(4,626)
Non-GAAP adjusted net income	$11,961	$9,935	$46,841	$30,734

Average diluted shares outstanding	23,628	22,201	23,335	20,888

Diluted income (loss) per share - GAAP	$0.36	$(0.22)	$0.95	$0.43

Diluted income per share - Non-GAAP	$0.51	$0.45	$2.01	$1.47
(1) Applies a normalized tax rate of 22% to GAAP pre-tax income and non-GAAP adjustments above, which are each pre-tax.
Adjusted net income and diluted EPS are defined as net income and diluted EPS as reported, adjusted for certain items and to apply a normalized tax rate. Adjusted net income and diluted EPS are not measures determined in accordance with generally accepted accounting principles in the United States, commonly known as GAAP and may not be comparable to the measures as used by other companies. Nevertheless, Columbus McKinnon believes that providing non-GAAP information, such as adjusted net income and diluted EPS, is important for investors and other readers of the Company’s financial statements and assists in understanding the comparison of the current quarter’s and current year's net income and diluted EPS to the historical periods' net income and diluted EPS, as well as facilitates a more meaningful comparison of the Company’s net income and diluted EPS to that of other companies.

Columbus McKinnon Reports Record Gross Margins for Fourth Quarter and Fiscal Year 2018

May 30, 2018

COLUMBUS McKINNON CORPORATION
Reconciliation of GAAP Net Income to Non-GAAP Adjusted EBITDA
($ in thousands)

	Three Months Ended March 31,		Year Ended March 31,
	2018	2017	2018	2017
Net income (loss)	$8,466	$(4,738)	$22,065	$8,984
Add back (deduct):
Income tax expense (benefit)	2,598	(3,688)	27,620	4,043
Interest and debt expense	4,661	3,568	19,733	10,966
Cost of debt refinancing	—	1,303	—	1,303
Investment income	4	(96)	(157)	(462)
Foreign currency exchange loss	834	342	1,539	1,232
Other (income) expense, net	(239)	145	(701)	(93)
Depreciation and amortization expense	9,263	7,467	36,136	25,162
Acquisition deal, integration, and severance costs	3,917	5,675	8,763	8,815
Insurance recovery legal costs	356	1,359	2,948	1,359
Debt repricing fees	619	—	619	—
Magnetek litigation	—	—	400	—
Insurance settlement	(621)	—	(2,362)	—
Acquisition inventory step-up expense	—	8,852	—	8,852
CEO retirement pay and search costs	—	3,085	—	3,085
Impairment of intangible asset	—	1,125	—	1,125
Canadian pension lump sum settlements	—	—	—	247
Non-GAAP adjusted EBITDA	$29,858	$24,399	$116,603	$74,618

Sales	$214,140	$183,688	$839,419	$637,123
Adjusted EBITDA margin	13.9%	13.3%	13.9%	11.7%

Adjusted EBITDA is defined as adjusted operating income plus depreciation and amortization. Adjusted EBITDA is not a measure determined in accordance with generally accepted accounting principles in the United States, commonly known as GAAP and may not be comparable with the measures as used by other companies. Nevertheless, Columbus McKinnon believes that providing non-GAAP information, such as adjusted EBITDA, is important for investors and other readers of the Company’s financial statements and assists in understanding the comparison of the current quarter’s and current year's income from operations to the historical periods' income from operations, as well as facilitates a more meaningful comparison of the Company’s net income and diluted EPS to that of other companies.